This document contains 76 pages.
                                      Exhibit Index is at page 14

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D
                    Under the Securities Exchange Act of 1934
                               (Amendment No. 1 )

                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                         (Title of Class of Securities)

                                   92656G 10 8
                          ----------------------------

                               SHEPARD KING, ESQ.
                              STEEL HECTOR & DAVIS
                          200 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FL 33131-2398
                                 (305) 577-2865
            --------------------------------------------------------
            (Name, address and telephone number of person authorized
                     to receive notices and communications)

                                 AUGUST 27, 1993
              -------------------------------------------------------
              (Date of Event which requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule
13D, and is filing this schedule BEcause of Rule 13d-1(b)(3) or (4), check the following box: / /

Check the following box if a fee is being paid with this statement:
/ /

                                  SCHEDULE 13D

CUSIP NO. 92656G 10 8                                         Page 2 of 76 Pages
          -----------

--------------------------------------------------------------------------------
1.  Name of reporting person
    S.S. or I.R.S. Identification No. of above person

    Louis Wolfson III
    Social Security No.:  ###-##-####

--------------------------------------------------------------------------------
2.  Check the appropriate box if a member of a group*

                                                                        (a)  /X/
                                                                        (b) / /

--------------------------------------------------------------------------------
3.  SEC Use Only

--------------------------------------------------------------------------------
4.  Source of Funds*

    00

--------------------------------------------------------------------------------
5.  Check Box if Disclosure of Legal Proceedings is
    Required Pursuant to Items 2(d) or 2(E)                                  / /

--------------------------------------------------------------------------------
6.  Citizenship or Place of Organization

    U.S.A.

--------------------------------------------------------------------------------
    Number of     7.  Sole Voting Power
    Shares            4,574
    Beneficially  8.  Shared Voting Power
    Owned By          665,073
    Each          9.  Sole Dispositive Power
    Reporting         314,768
    Person With   10. Shared Dispositive Power
                      1,501,363

--------------------------------------------------------------------------------
11.  Aggregate Amount Beneficially Owned by Each Reporting Person

                      1,816,131

--------------------------------------------------------------------------------
12.  Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares*

                                                                             /X/

--------------------------------------------------------------------------------
13.  Percent of Class Represented by Amount in Row (11)

                      11.6%

--------------------------------------------------------------------------------
14.  Type of Reporting Person*

     IN

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                  SCHEDULE 13D

CUSIP NO. 92656G 10 8                                         Page 3 of 76 Pages
          -----------

--------------------------------------------------------------------------------
1.  Name of reporting person
    S.S. or I.R.S. Identification No. of above person

    Venture LW Corporation
    Employer I.D. No.:  Not Available

--------------------------------------------------------------------------------
2.  Check the appropriate box if a member of a group*

                                                                        (a)  /X/
                                                                        (b) / /

--------------------------------------------------------------------------------
3.  SEC Use Only

--------------------------------------------------------------------------------
4.  Source of Funds*

    00

--------------------------------------------------------------------------------
5.  Check Box if Disclosure of Legal Proceedings is
    Required Pursuant to Items 2(d) or 2(E)                                  / /

--------------------------------------------------------------------------------
6.  Citizenship or Place of Organization

    Florida

--------------------------------------------------------------------------------
    Number of     7.  Sole Voting Power
    Shares            -0-
    Beneficially  8.  Shared Voting Power
    Owned By          581,163
    Each          9.  Sole Dispositive Power
    Reporting         -0-
    Person With   10. Shared Dispositive Power
                      1,417,453

--------------------------------------------------------------------------------
11.  Aggregate Amount Beneficially Owned by Each Reporting Person

                      1,417,453

--------------------------------------------------------------------------------
12.  Check Box if the Aggregate Amount in Row (11) Excludes Certain Shares*

                                                                             /X/

--------------------------------------------------------------------------------
13.  Percent of Class Represented by Amount in Row (11)

                      9.0 %

--------------------------------------------------------------------------------
14.  Type of Reporting Person*

     CO

--------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                                              Page 5 of 76 Pages

         This Amendment No. 1 (the "Amendment"), dated (executed) September 7, 1993, to the Statement on Schedule 13D, dated June 3, 1993 (the "Statement"), incorporating an Initial Statement on Schedule 13D filed on behalf of VJN Partners, dated June 8, 1987 and thirteen amendments thereto (the Initial Statement, the thirteen amendments and all exhibits thereto hereinafter referred to as the "Original Statement"), is filed pursuant to Section 13D of the Securities Exchange Act of 1934, as amended (the "Act"), by Venture LW Corporation, a Florida corporation ("VLW"), and Louis Wolfson III ("Wolfson") and relates to the common stock, par value $.001 per share ("Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company"). VLW and Wolfson are collectively referred to herein as the "Reporting Persons." The Amendment is being jointly filed by the Reporting Persons pursuant to the joint filing agreement filed as Exhibit 5 hereto. To the extent the Amendment summarizes the terms or conditions of agreements incorporated herein by reference, such summaries shall be qualified in their entirety by reference to the actual text of such agreements.

         Item 2 of the Statement is hereby amended and supplemented as follows:

         Item 2.  IDENTITY AND BACKGROUND.

         The Reporting Persons are filing this Amendment as a "group" as defined by Rule 13d-5(b)(1). This filing is not made by the Reporting Persons as part of any other "group." Approximately 55% of the capital stock of VLW is owned by Wolfson.

         VLW, and Wolfson, except with respect to (i) approximately 55% of the shares of Common Stock held of record by VLW and reported as beneficially owned by him and (ii) the shares purchased by him from New Vision Music ("NVM") as discussed in Item 4, expressly declare that the filing of the Amendment shall not be construed as an admission that the Reporting Person is, for purposes of
Section 13(d) or 13(g) of the Act or any other purpose, the beneficial owner of any securities covered by this Amendment.

         Item 3 of the Statement is hereby amended and supplemented as follows:

         Item 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

         Video Holdings Corporation ("VHC"), NVM, VLW and CEA Investors Partnership II, Ltd. ("CEA"), all of the former partners of VJN Partners, a dissolved Florida partnership, executed a Note Payment


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                                                              Page 6 of 76 Pages

and Termination of Rights of Refusal Agreement, dated August 27, 1993, attached hereto as Exhibit 6, and incorporated herein by reference, under which each former partner agreed to tender its respective pro rata portion of the


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                                                              Page 7 of 76 Pages

principal and accrued interest on that certain Note (the "Peters Note"), dated June 3, 1988, in principal amount of $1,750,000, from VJN Partners to Steven A. Peters ("Peters"). The Agreement also provides that, subject to the tender of payment of obligations under the Peters Note by all former partners of VJN Partners and the consummation of transactions contemplated in certain stock purchase agreements between NVM and StarNet/CEA II Partners, a Delaware general partnership ("StarNet/CEA"), VHC and VLW or its affiliate, each of the former partners of VJN Partners irrevocably waives and terminates all of its rights of refusal under the Dissolution Agreement, among the former partners, dated as of December 7, 1992 and attached to the Original Statement as Exhibit 44 (the "Dissolution Agreement") with respect to the proposed sales of shares of Company Common Stock by NVM, the proposed transfer and contribution by CEA of its shares to StarNet/CEA, and any other transaction.

         On August 30, 1993, the Peters Note was paid in full. Peters and Wolfson, as the authorized representative of VJN Partners, executed an Escrow Release Certificate attached hereto as Exhibit 7, which was delivered to the successor to the Escrow Agent under that certain escrow arrangement, dated June 3, 1988 (the "Escrow Agreement"), attached to the Original Statement as Exhibit 20, and the Escrow Agent released from escrow the 3,500,000 shares of the Company subject to the escrow, of which 583,333 shares are beneficially owned by VLW.

         Item 4 of the Statement is hereby amended and supplemented as follows:

         Item 4.  PURPOSE OF TRANSACTION.

         The purpose of the transactions described in Item 6 was to enhance and protect the investment of the Reporting Persons in the Company. In connection with that transaction, on August 27, 1993, Wolfson entered into a Stock Purchase Agreement with NVM for the purchase and sale of 310,194 shares of the Company's Common Stock at a purchase price of $.80 per share. The Stock Purchase Agreement is attached hereto as Exhibit 8. The shares were purchased for investment purposes.

         In addition, the period during which preemptive rights attached to 77,400 shares of Common Stock acquired upon VLW's exercise of its proportionate interest in the Conversion Right (as described in Item 4 of the Statement) terminated in June of 1993.


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                                                              Page 8 of 76 Pages

         The Common Stock which may be deemed to be beneficially owned by the Reporting Persons is held for investment purposes and except as described in
Item 6 of this Statement, none of the Reporting Persons has any present plans or intentions which would result in or relate to any of the transactions described in subparagraphs (a) through (j) of instructions to Item 4 of Schedule 13D promulgated under the Act. The Reporting Persons intend to continue to review their investment in the Company and the financial condition, business, operations and prospects of the Company on an ongoing basis. Accordingly, the Reporting Persons may change their plans or intentions with respect to the Company as circumstances warrant, and, as a result thereof, may increase or decrease their investment in the Company; however, at the present time the Reporting Persons intend to reduce their respective investments in the Company through sales from time to time, if economically prudent, and with respect to shares subject thereto, as permitted by the Proxy Agreement (as defined and described in Item 6).

         Item 5 of the Statement is amended and supplemented as follows:

         Item 5.  INTEREST IN SECURITIES OF THE ISSUER.

         The shares of Common Stock deemed beneficially owned by the Reporting Persons consist of (i) approximately 583,333 shares of Common Stock released from the Escrow Agreement, (ii) 137,053 shares of Common Stock acquired by VHC upon the dissolution of VJN Partners pursuant to the Dissolution Agreement, and
(iii) approximately 697,067 shares of Common Stock acquired by VLW upon the exercise of its proportionate interest in the Conversion Right, as defined in
Item 4 of the Statement.

         In addition, Wolfson may be deemed to be the beneficial owner of (x): an additional 74,484 shares of the Company's Common Stock owned by him, his wife or children, directly or through IRA, Keogh, custodial and other investment accounts; (y) an additional 310,194 shares acquired from NVM pursuant to the Stock Purchase Agreement dated as of August 27, 1993, attached hereto as Exhibit 8 and incorporated herein by reference; and (z) an additional 14,000 shares of the Company's Common Stock for which 14,000 warrants owned by his wife may be exercised at $1.75 per share. Such shares represent, in the aggregate, 0.6% of the Common Stock of the Company on August 27, 1993. VLW disclaims beneficial ownership of such 88,484 shares owned by Wolfson and such family members.

         Based on the calculations set forth above and information as to the number of shares outstanding as confirmed by the Company's

                                                              Page 9 of 76 Pages

counsel, as of August 27, 1993, each of the Reporting Persons may be deemed to beneficially own the number of shares of Common Stock listed in response to Item 11 of the cover page filed herewith relating to such Reporting Person. In addition, the number of shares of Common Stock which may be deemed beneficially owned by each Reporting Person with respect to which such Reporting Person (i) has sole voting power; (ii) shares voting power; (iii) has sole dispositive power; and (iv) shares dispositive power, are listed in the responses to Items 7, 8, 9 and 10, respectively, on the cover page filed herewith relating to such Reporting Person. Of the shares listed in response to Item 8 on the cover pages relating to each of the Reporting Persons, 581,163 shares are shares subject to the Deferred Proxy Date (as defined in Item 6).

         Item 6 of the Statement is supplemented as follows:

         Item 6.  CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR
RELATIONSHIP WITH RESPECT TO SECURITIES OF THE ISSUER.

         Except as set forth in the Statement, and Items 3, 4, 5 and this Item 6 of the Amendment, the Reporting Persons have not entered into any contracts, arrangements, understandings or relationships with respect to any securities of the Company.

         The Reporting Persons entered into an Irrevocable Proxy, Right of Refusal and Tag-Along Agreement (the "Proxy Agreement"), (attached hereto as
Exhibit 9 and incorporated herein by reference), and a related Letter Agreement thereto (attached hereto as Exhibit 10 and incorporated herein by reference) with CEA, both effective as of August 30, 1993. StarNet/ CEA acknowledged and agreed to be bound by the terms of the sections of the Proxy Agreement relating to rights of refusal, tag-along rights, and going private obligations (all as discussed below) and certain other items.

         Under the Proxy Agreement, each of the Reporting Persons granted irrevocable proxies to CEA with respect to Existing Shares (as defined below) of the Company and shares of the capital stock of the Company or affiliated companies to be acquired in the future by operation of law in respect of the Existing Shares, or as a result of a stock split, reclassification, share exchange or other reconstitution of the capital stock of the Company (the "Resulting Shares"). For purposes of the Proxy Agreement, "Existing Shares" means the 310,194 shares purchased by Wolfson from NVM, as set forth in Item 4 (the "NVM Shares") and 1,417,453 shares beneficially owned by VLW (the "VLW Shares").

                                                             Page 10 of 76 Pages

         The proxy grants to CEA, with limited power of substitution, the right to vote, in its sole discretion, the Existing Shares and Resulting Shares, if any (together, the "Voting Shares"), to attend meetings, execute documents and to take all actions on behalf of the Reporting Persons which relate to the voting of the Voting Shares. If CEA transfers more than 25% of the outstanding shares of Common Stock (in one or more transactions within a six-month period) to a third party, and tag-along rights have been offered and not exercised by the Reporting Persons, CEA has the right, under certain circumstances, to assign proxy rights, with full power of substitution, to the block transferee, with respect to that portion of the Voting Shares that the number of shares transferred bears to the outstanding shares of Common Stock owned by Starnet/CEA prior to the transfer. The proxy over the NVM Shares and 689,806 of the VLW Shares is effective August 30, 1993.

         The effective date for the remaining Voting Shares is deferred until the Federal Communications Commission approves the StarNet/CEA transaction with the Company or such approval is no longer required, but no later than August 30, 1994 (the "Deferred Proxy Date").

         In the Proxy Agreement, each of the Reporting Persons granted to CEA a right of first refusal (the "Right of Refusal") to purchase its respective Voting Shares before any Voting Shares may be sold in certain private transactions, registered public offerings, open market and Rule 144 sales, and has agreed not to sell any Voting Shares in a market or Rule 144 sale prior to March 1, 1994. The Right of Refusal also applies to the sale of stock of VLW as set forth in the Letter Agreement. Notwithstanding the grant of the proxy and Right of Refusal the Reporting Persons retain full dispositive power over the Voting Shares. The Right of Refusal does not apply to any transfer to affiliates who agree to be bound by the terms of the Proxy Agreement.

         CEA may exercise its Right of Refusal: in a private transaction - on the same terms and conditions as set forth in a third party offer; in a registered offering - for all or a portion of the Voting Shares to be included, at the price at which other shares in the offering are sold to the public; and in market sales or Rule 144 sales during the specified periods set forth in the Proxy Agreement - for all or a portion of the Voting Shares the Reporting Person, in a notice to CEA triggering the Right of Refusal (a "Right of Refusal Notice"), states that it wishes to sell and at the minimum price designated by the Reporting Person in the Right of Refusal Notice.

                                                             Page 11 of 76 Pages

         The maximum number of Voting Shares the Reporting Persons may sell, in the aggregate, during 1994 in market or Rule 144 sales during each of three relatively equal time periods between March 1 and December 31, 1994, is the greater of 1% of the outstanding shares of the Company at the time of, or the average weekly trading volume during the four calendar weeks preceding, delivery of the Right of Refusal Notice, subject to any other requirements of Rule 144, if applicable. No limit is placed on the number of Voting Shares which may be sold after 1994.

         Under the Proxy Agreement, CEA may designate other persons to exercise its Right of Refusal, provided that the designee agrees to assume the obligations of CEA and to be bound by the terms and obligations of the Agreement relating to Right of Refusal. CEA has designated StarNet/CEA, as its designee.

         CEA and StarNet/CEA have agreed not to sell shares of the Company under Rule 144 which would require aggregation with sales by the Reporting Persons or certain affiliated transferees.

         The Proxy Agreement provides further that if StarNet/CEA, StarNet, CEA, or certain of their affiliates (the "Selling Group") proposes to sell or transfer shares of common stock of the Company or participate in certain transactions which affect the common stock (e.g. mergers, consolidations, sales, exchanges, etc.), then the Reporting Persons and certain of their affiliates (the "Tag Along Group") will have the right to include in the transaction Voting Shares owned by them, in the same proportion to their total ownership of Voting Shares as the Selling Group's shares included in the transaction bears to shares beneficially owned (measured by dispositive power) by the Selling Group, on the same terms and conditions as are applicable to the Selling Group. The Tag Along Group's portion of shares to be sold in a registered public offering will be based upon its pro rata portion of the Company's shares owned by the Selling Group, the Tag Along Group and VHC and certain of its affiliates.

         The Tag Along Group will also be afforded the right to include in a sale or transfer of all or a portion of CEA's partnership interest in StarNet/CEA, a pro rata portion of the Voting Shares owned by the Tag Along Group which is equal to the portion of the partnership interest being sold, on the same terms and conditions as the sale of that interest. The Voting Shares are to be valued by agreement between CEA and the Tag Along Group or, if they fail to agree, based upon the number of shares represented by the partnership interest and the purchase price to be paid for the partnership interest allocable to such shares. In addition, the

                                                             Page 12 of 76 Pages

Tag Along Group will be offered similar tag along rights with respect to transfers of the partnership interest in CEA of CEA Investors, Inc., its general partner, and transfers of shares of stock of CEA Investors, Inc., all as more completely discussed in the Proxy Agreement and Letter Agreement, attached hereto as Exhibits 9 and 10, respectively, and incorporated herein by reference.

         Notwithstanding the foregoing, CEA may transfer directly, or indirectly (through the transfer of ownership interests), in one or more transactions, an aggregate of 2% of the outstanding common stock of the Company without application of the tag along rights. Tag along rights also do not apply to transfers by CEA to CEA's partners and affiliates who agree to be bound to the terms and obligations of the Proxy Agreement.

         The Proxy Agreement also provides that if the Company, StarNet/CEA, CEA, any of their affiliates or certain third parties initiate certain tender offers or other transactions (a "Going Private Transaction") after which the shares of Company common stock would not be listed or registered with the Securities and Exchange Commission, any stock exchange or Nasdaq (Nasdaq/NMS, Nasdaq and the Nasdaq bulletin board), or Rule 144 would not be available for use by the Reporting Persons, then StarNet/CEA will not vote its shares in favor of the transaction and, if it controls the Board, will cause the Company or such third parties not to approve or close the transaction, unless Star Net/CEA or CEA, at their option, first offer or cause a third party to offer to purchase all of the outstanding Voting Shares then subject to the proxy or Right of Refusal at the lower of the price offered to the public (if any) in a Going Private Transaction or at a fixed price set forth in the Proxy Agreement. The Reporting Persons may accept or reject the offer in whole or in part.

         The proxy terminates on June 30, 2003 unless on that date CEA beneficially owns more than 20% of the voting stock of the Company in which case the term will be extended until CEA beneficially owns less than 20% of the voting stock. Notwithstanding the foregoing, the proxy and Right of Refusal terminate with respect to Voting Shares which are (i) sold or transferred to CEA or a third party pursuant to the exercise by CEA of the Right of Refusal or in a transaction in which it has been afforded such rights and has not exercised them, (ii) sold or transferred pursuant to the exercise of tag along rights,
(iii) acquired by CEA in the event of a Going Private Transaction, or (iv) sold or transferred in a transaction which is not subject to Rights of Refusal under the Proxy Agreement. If CEA fails to timely purchase Voting Shares after exercising its Right of Refusal, under certain circumstances

                                                             Page 13 of 76 Pages

relating to the dollar amount of the purchase, more than the number of Voting Shares as to which the Right of Refusal was exercised, and in certain cases all of the Voting Shares, will be released from the proxy and Right of Refusal and will lose their tag along rights.

         All of the transactions described above are conditioned upon the consummation of the transactions by CEA, StarNet/CEA and the Company, as described in a Schedule 13D dated July 20, 1993, as amended on August 6, 1993 (the "Joint Venture 13D"), filed together with other persons describing themselves as a "group" (the "StarNet/CEA Group"). In the Joint Venture 13D StarNet/CEA has reported that it has beneficial ownership of 10,652,662 shares of Common Stock, or 62.1% of the class, including 1,777,647 shares attributable to VLW.

         The foregoing is a summary of certain provisions of the Proxy Agreement and is qualified in its entirety by reference to Sections 3, 4, 5, 6 and 7 of such agreement which are incorporated by reference herein.

         Each of the Reporting Persons may be deemed to be a member of the StarNet/CEA Group by reason of the agreements set forth in this Item 6. Except as set forth herein, the Reporting Persons expressly disclaim any participation in, or affiliation with StarNet/CEA or any other members of the group including CEA and its affiliates, and expressly disclaim membership and participation in the StarNet/CEA Group.

                Item 7.  MATERIAL TO BE FILED AS EXHIBITS.

                EXHIBIT                    DESCRIPTION
                -------                    -----------

                (5)               Joint Filing Agreement,
                                  dated September 7, 1993

                (6)               Note Payment and Termination
                                  of Rights of Refusal Agreement,
                                  dated August 27, 1993

                (7)               Escrow Release Certificate,
                                  dated as of August 27, 1993

                (8) Stock Purchase Agreement between Louis Wolfson III and New Vision Music, dated as of August 27, 1993


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                                                             Page 14 of 76 Pages

                (9)               Irrevocable Proxy, Right of
                                  Refusal and Tag-Along
                                  Agreement, dated as of
                                  August 27, 1993

                (10)              Form of Letter Agreement to
                                  Irrevocable Proxy, Right of
                                  Refusal and Tag-Along Agreement,
                                  dated as of August 27, 1993

                                   SIGNATURES

                After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: September 7, 1993                        VENTURE LW CORPORATION

                                                BY: /s/ LOUIS WOLFSON, III
                                                    ----------------------
                                                    Louis Wolfson, III

Dated: September 7, 1993                        /s/ LOUIS WOLFSON, III
                                                ----------------------
                                                Louis Wolfson, III

                                                             Page 15 of 76 Pages

                                INDEX TO EXHIBITS

                EXHIBIT                    DESCRIPTION                    PAGE
                -------                    -----------                    ----

                (5)               Joint Filing Agreement,                  16
                                  dated September 7, 1993

                (6)               Note Payment and Termination             19
                                  of Rights of Refusal Agreement,
                                  dated August 27, 1993

                (7)               Escrow Release Certificate,              26
                                  dated as of August 27, 1993

                (8)               Stock Purchase Agreement between         29
                                  Louis Wolfson III and New Vision
                                  Music, dated as of August 27, 1993

                (9)               Irrevocable Proxy, Right of              40
                                  Refusal and Tag-Along
                                  Agreement, dated as of
                                  August 27, 1993

                (10)              Form of                                  75
                                  Letter Agreement to
                                  Irrevocable Proxy, Right of
                                  Refusal and Tag-Along Agreement,
                                  dated as of August 27, 1993

                                                             Page 16 of 76 Pages

                                                                     Exhibit (5)

                             JOINT FILING AGREEMENT

                Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing of this Amendment No. 1, dated September 7, 1993, to Schedule 13D, dated June 3, 1993, and all subsequent amendments thereto.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.